EXHIBIT 99.1

[LETTERHEAD OF INTERNAP]

FOR IMMEDIATE RELEASE

Internap Reports 15th Consecutive Quarter of Revenue Growth

ATLANTA, GEORGIA—April 29, 2003—Internap Network Services Corporation (NASDAQ: INAP), the leading provider of intelligent routing services over the Internet, today reported fiscal first quarter results for the period ended March 31, 2003. Revenue totaled $34.2 million, an increase of 4.8% compared to the first quarter 2002. This performance marked the company’s 15th consecutive quarter of year-over-year revenue growth.

Internap achieved positive EBITDA, on a consolidated basis, of $1.1 million in the first quarter, compared with negative EBITDA of $5.2 million in the comparable quarter of 2002. The company has previously disclosed EBITDA, normalized for the effect of restructuring expense; under that definition, EBITDA for the first quarter of 2003 was a record $1.8 million. Under this definition, EBITDA improved on a consecutive quarterly basis from $1.5 million in the fourth quarter of 2002. EBITDA, net of restructuring charges in the first quarter of 2003, was within management’s guidance of $1.5 to $2.5 million in the quarter. Net cash used in operating activities, the most directly comparable measure under Generally Accepted Accounting Principles (GAAP) was $2.9 million.

Internap’s net loss, computed in accordance with GAAP, was $12.4 million in the first quarter, or $0.08 per share, compared to management’s prior guidance of $12.0 to $13.0 million. Net loss improved by $1.6 million, or $0.01 per share, compared with a $14.0 million loss in the fourth quarter of 2002.

“Internap’s sustained revenue growth, expanding market share and increasing base of blue-chip customers are strong indicators of our ability to execute in a challenging market,” said Gregory A. Peters, Internap’s president and chief executive officer.

Quarterly Results:

•	The installed base grew to 1,389 customers as of March 31, 2003, an increase of 116 net new customers in the quarter. Among the new customers were: Electronic Data Systems, CNET, Toyota Motors USA, Spirit Airlines and Thomson & Thomson. Existing customers that expanded their service included: Reuters/Radianz, Veritas, Standard & Poor’s, Starz Encore and Hewlett-Packard.
•	Direct margin improved to 45%, compared to 26% in the first quarter 2002.
•	Annualized revenue per employee increased to more than $413,000 per employee in the quarter ended March 31, 2003, the 8th consecutive quarterly improvement.
•	Excluding restructuring costs, operating expenses totaled $44.8 million, a decline of more than $12.6 million, or 22%, compared to the first quarter 2002.
•	Net days sales outstanding improved to 35 days in the first quarter, down from 38 days last quarter.

Net use of cash during the first quarter was $6.2 million, including $3.9 million in restructuring payments and certain one-time charges. Cash use was in line with management’s guidance of $5.5 million to $6.5 million.

“With the majority of our restructuring behind us, Internap’s clean balance sheet, improving margins and reduced operating expenses will enable the company to achieve free cash flow this year,” said Robert Jenks, Internap’s chief financial officer.

Financial guidance:

With increasing visibility into 2003 results, management has extended its outlook to encompass the remainder of the year, as follows:

•	Full year revenue growth of 5% to 7%, compared to 2002.
•	Achieve free cash flow by year-end 2003.

Non-GAAP Financial Reporting Metrics

The company has historically provided financial metrics, some of which are based on GAAP and others that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes encourage the use of GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. To the extent that non-GAAP financial metrics are deemed to be relevant, companies are required to reconcile those metrics to the most directly comparable GAAP financial metrics.

As a result of these changes, the company has conducted a review of its GAAP and non-GAAP financial metrics and has elected to eliminate certain non-GAAP metrics, which it had provided historically. However, the company will continue to provide EBITDA metrics, a non-GAAP measure. Attached to this release is the reconciliation of EBITDA to cash flow used in operating activities.

Conference Call Information:

Internap’s first quarter teleconference will be held today beginning at 5:00 p.m. Eastern. The dial-in numbers are 800-299-7089 for domestic calls, and 617-801-9714 for international calls. The passcode is 7287588. The simultaneous webcast will be available from the investor relations section of the Web site at: www.internap.com.

Internap will provide a replay of the teleconference through Friday, May 9, 2003. The replay numbers are 888-286-8010 for domestic calls, and 617-801-6888 for international calls. The passcode for the replay is 125033.

About Internap

Internap provides customers with certainty over the Internet through its patented route management technology and service guarantees. This managed IP service intelligently routes data across the major Internet backbones through a single connection from a customer’s network to one of Internap’s Service Points. Internap’s customers bypass congestion points on the Internet, avoiding packet loss, latency and other difficulties that can plague conventional Internet connectivity. Founded in 1996 in Seattle, Internap offers services in numerous key markets throughout the United States, Europe and Japan including Atlanta, Boston, Chicago, London, Los Angeles, New York, San Francisco, San Jose, Seattle, Tokyo and Washington, DC. Internap(R) and P-NAP(R) are registered trademarks of Internap. All other trademarks and brands are the property of their respective owners. For more information, visit www.internap.com.

Internap “Safe Harbor” Statement

The foregoing are “forward-looking statements” which are based on management’s beliefs as well as on a number of assumptions concerning future events based on information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Internap’s control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see Internap’s filings with the Securities and Exchange Commission. Internap disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand Internap’s results.

Media Contact: C. David Sutton Internap (404) 302-9721 dsutton@internap.com	Investor Contact: Frank Milano Internap (404) 302-9846 fmilano@internap.com

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Internap Network Services Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31	December 31
	2003	2002
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$18,978	$25,219
Accounts receivable, net	13,262	15,232
Prepaid expenses and other assets	5,820	5,632

Total current assets	38,060	46,083

Property and equipment, net	78,492	88,394

Restricted cash	2,088	2,053
Investments	2,828	3,047
Goodwill and other intangibles assets, net	29,144	30,579
Deposits and other assets, net	2,963	2,813

Total assets	$153,575	$172,969

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,362	$13,247
Accrued liabilities	9,326	11,020
Deferred revenue	6,299	6,850
Notes payable, current portion	4,016	4,514
Line of credit	8,840	10,000
Capital lease obligations, current portion	2,558	2,831
Restructuring liability, current portion	4,721	6,574

Total current liabilities	50,122	55,036

Deferred revenue	392	1,317
Notes payable, less current portion	4,384	5,196
Capital lease obligations, less current portion	22,979	22,717
Restructuring liability, less current portion	5,793	7,078

Total liabilities	83,670	91,344

Series A convertible preferred stock, $0.001 par value, 3,500 shares authorized	78,589	79,790

Shareholders’ equity:
Common stock, $0.001 par value, 600,000 shares authorized	162	160
Additional paid-in capital	799,729	798,344
Deferred stock compensation	—	(396)
Accumulated deficit	(808,796)	(796,422)
Accumulated other comprehensive income	221	149

Total stockholders’ equity	(8,684)	1,835

Total liabilities and stockholders’ equity	$153,575	$172,969

Internap Network Services Corporation

Condensed Consolidated Statements of Operations

(unaudited, in thousands)

	For the quarter ended
	March 31	March 31
	2003	2002
Revenue	$34,177	$32,614

Costs and expenses:
Direct cost of network	18,668	24,105
Customer support	2,364	3,826
Product development	1,684	1,957
Sales and marketing	5,177	6,057
General and administrative	4,475	6,492
Depreciation and amortization	10,583	12,812
Amortization of other intangible assets	1,428	1,427
Amortization of deferred stock compensation	390	352
Restructuring costs	754	(4,954)
Loss on sale and retirement of property and equipment	—	298

Total operating costs and expenses	45,523	52,372

Loss from operations	(11,346)	(19,758)

Other income (expense):
Interest income (expense), net	(751)	(231)
Loss on investments, net	(277)	(349)

Total other income (expense)	(1,028)	(580)

Net loss	$(12,374)	$(20,338)

Basic and diluted net loss per share	$(0.08)	$(0.13)

Weighted average shares used in computing basic and diluted net loss per share	161,084	152,002

Internap Network Services Corporation

Reconciliation of Net Loss from Operations to EBITDA to Cash Flow from Operations

(unaudited, in thousands)

	For the quarter ended
	March 31	March 31
	2003	2002
Net loss	$(12,374)	$(20,338)

Add-back:
Other income (expense)	1,028	580

Net loss from operations	(11,346)	(19,758)

Add-back:
Depreciation and amortization	10,583	12,812
Amortization of goodwill and other intangible assets	1,428	1,427
Amortization of deferred stock compensation	390	352

EBITDA	1,055	(5,167)

Other income (expense)	(1,028)	(580)
Changes in operating assets and liabilities	(3,850)	(8,013)
Loss on equity method investment	291	349
Non-cash expense related to warrants issued	—	111
Provision for doubtful accounts	316	1,111
Non-cash interest expense on capital lease obligations	321	—

Net cash used in operating activities	$(2,895)	$(12,189)

Internap has historically provided financial metrics, some of which are based on GAAP and others that are not prepared in accordance with GAAP (non-GAAP), such as EBITDA (earnings before interest, taxes, depreciation and amortization). Recent legislative and regulatory changes encourage the use of GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Given the company’s turnaround performance, EBITDA is an early indicator of Internap’s ability to achieve free cash flow. To the extent that non-GAAP financial metrics are deemed to be relevant, companies are required to reconcile those metrics to the most directly comparable GAAP financial metrics.